Exhibit 23.3


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the registration statement to be filed on Form S-8 of ProLogis Trust of our report dated January 24, 2001 relating to the consolidated balance sheets of CS Integrated LLC and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in members' equity, and cash flows for the years then ended included in ProLogis Trust Form 10-K for the year ended December 31, 2000.


                                                                       KPMG LLP

New York, New York
September 26, 2001